Exhibit 99.1
Contact:	News Media: Mark Herr 212-770-3505

Investment Community: Elizabeth Werner 212-770-7074
AIG REORGANIZES CHARTIS, ITS GLOBAL PROPERTY CASUALTY BUSINESS
PETER HANCOCK NAMED CHARTIS CEO
Creates Two Major Global Groups: Commercial and Consumer
Clarifies and Strengthens Accountability for Underwriting, Distribution,
Product Development, Risk Management, and Claims
NEW YORK, March 31, 2011 — American International Group, Inc. (AIG) today announced a reorganization of Chartis, its global property casualty business, and named a new management team, including a new Chief Executive Officer, Peter D. Hancock, currently AIG Executive Vice President, Finance, Risk and Investments. Mr. Hancock succeeds Kristian P. Moor, who has been named Vice Chairman of Chartis, reporting to Mr. Hancock.
     Under the new structure, Chartis will now consist of two major global groups — commercial and consumer — with the supporting claims, actuarial, and underwriting disciplines integrated into these two major business operations. John Q. Doyle, previously Chief Executive Officer of Chartis U.S., will run the global commercial business, and Jeffrey L. Hayman, currently Chartis’ Chief Administrative Officer, will lead the global consumer business. Mr. Doyle and Mr. Hayman will be responsible for their groups’ overall underwriting and business results and will report to Mr. Hancock.
     “Our top priorities for our property casualty businesses are to strengthen all aspects of our underwriting, claims management, reserving, and risk management so that we consistently earn the right risk-adjusted returns,” said Robert H. Benmosche, President and Chief Executive Officer of AIG. “We believe this model — which aligns accountability for the business we write today with the long-term performance of that business — will drive the creation of even better products and services for our clients while delivering the performance that our clients and the investment community expect of us.
     “I would like to thank Kris Moor personally for all that he has done for AIG. Kris will work closely with Peter on business development strategies and client matters, and play a key role in the successful implementation of the new structure. Kris has served AIG for more than 30 years, and his contributions to the organization through some very difficult years have been extraordinary. We expect that he will continue to play an important role in our organization going forward,” Mr. Benmosche said.
     Commenting on his appointment, Mr. Hancock said, “Our property casualty business is an industry leader, known for its great people and commitment to our clients and business partners. I am honored to have this opportunity, and I am confident that the new structure will fuel this organization’s entrepreneurial and inventive power on a global scale for our clients and
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AIG Reorganizes Chartis, Its Global Property Casualty Business
March 31, 2011
distribution partners, while meeting the demands of a new era in business and risk. The world has become smaller, and so many of our clients have global needs. Under this structure, I truly believe we are powerfully positioned to provide a more consistent experience to our clients, improve our execution of multinational programs, and act as a more sustainable business partner for our customers.”
     In addition, Nicholas C. Walsh, previously President and Chief Executive Officer of Chartis International, will lead global distribution, reporting to Mr. Hancock. The global distribution organization will support the commercial and consumer groups by focusing on clients’ needs and working with underwriting and claims to deliver global and local insurance solutions to them.
     Chartis will include four principal regions: U.S./Canada, led by Peter J. Eastwood, currently President of Lexington Insurance Company; Europe, led by Alexander R. Baugh; Far East, led by Jose A. Hernandez; and Growth Economies, led by Julio A. Portalatin. These regional heads will report directly to Mr. Hancock, and they will focus on executing commercial, consumer, and distribution strategies within their respective territories, as well as managing day-to-day operations, including regulatory, financial, and general business issues.
     With this more streamlined, global structure, Chartis is more powerfully positioned to deliver to its clients the full power of its broad array of capabilities. The new structure clarifies and strengthens accountability for underwriting, distribution, product development, risk management, and claims. The new structure will ultimately harness the very best of Chartis’ underwriting and claims experience to act in concert with a more focused distribution platform. Over time, this should improve business results and increase the value for clients.
     Over the last 14 months, Mr. Hancock has played a pivotal role at AIG. He was a principal designer of AIG’s recapitalization plan, which led to the company repaying its outstanding obligations to the Federal Reserve Bank of New York and becoming poised to exit government ownership in its entirety. He oversaw the reorganization of the company’s Enterprise Risk Management function, as well as the completion of the de-risking of the AIGFP portfolios and the integration of the legacy AIGFP portfolios into AIG Investments. Mr. Hancock’s current direct reports — David Herzog, Chief Financial Officer; William Dooley, Head of Investments; and Sid Sankaran, Head of Enterprise Risk Management — will now report to Mr. Benmosche. Paulette Mullings Bradnock, Head of Internal Audit, will report to Michael Cowan, AIG Chief Administrative Officer. She also has a direct reporting line to Christopher Lynch, Chairman of the Audit Committee of the AIG Board of Directors. Eric Martinez, CEO of UGC, will continue to report to Mr. Hancock.
     Chartis is a world-leading property casualty and general insurance organization serving more than 45 million clients worldwide. With a 90-year history, one of the industry’s most extensive ranges of products and services, deep claims expertise, and excellent financial strength, Chartis enables its commercial and personal insurance clients alike to manage virtually any risk with confidence. Chartis had $31.6 billion in net premiums written in 2010.
     Peter D. Hancock, Chief Executive Officer, Chartis. Prior to joining AIG in February 2010, Mr. Hancock served as Vice Chairman for KeyCorp. Before that, he served for 20 years at J.P. Morgan, where he ran the Global Fixed Income Business and Global Credit Portfolio, and also served as the firm’s Chief Financial Officer and Chairman of its Risk Management Committee. Mr. Hancock also co-founded Integrated Finance Limited, an advisory firm specializing in strategic risk management, asset management, and innovative pension solutions.
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AIG Reorganizes Chartis, Its Global Property Casualty Business
March 31, 2011
     Kristian P. Moor, Vice Chairman, Chartis. Mr. Moor was previously President and Chief Executive Officer of Chartis. Mr. Moor joined AIG’s National Union in 1981. He has previously served as president and chief executive officer of AIG Property Casualty Group, with responsibility for all of AIG’s commercial and personal lines property and casualty businesses in the U.S. and Canada.
     John Q. Doyle, CEO of Global Commercial Business, Chartis. Mr. Doyle was previously President and Chief Executive Officer of Chartis U.S., responsible for Chartis’ U.S. and Canadian commercial property casualty business and its Private Client Group. Over the course of Mr. Doyle’s 25-year career, he has held senior executive positions in management and professional liability, excess casualty, workers’ compensation, and field management within the U.S. commercial property casualty companies of AIG.
     Jeffrey L. Hayman, CEO of Global Consumer Business, Chartis. Mr. Hayman, a seasoned consumer insurance executive with significant international experience, was appointed Senior Vice President and Chief Administrative Officer of Chartis in 2009. In that role, he was responsible for Chartis’ global communications, O&S, administration, marketing and Program Management. Mr. Hayman has also served as President of Chartis International’s Consumer Lines Division, as well as serving in a number of other roles in the Far East over his nearly 12 years in Tokyo.
     Nicholas C. Walsh, Vice Chairman, Chief Distribution Officer, Chartis. Mr. Walsh was previously President and Chief Executive Officer of Chartis International. Mr. Walsh has 37 years of experience working in the international businesses of AIG, and has also served as President and Chief Executive Officer of American International Underwriters (AIU).
     Peter J. Eastwood, President and Chief Executive Officer, Chartis U.S. Mr. Eastwood will take on this role in addition to his current responsibilities as President of Lexington Insurance Company. Mr. Eastwood has more than 20 years of experience at AIG and also held the positions of Senior Executive of Lexington’s Healthcare Division and President of Risk Specialists Companies, Inc.
     Alexander R. Baugh, President and Chief Executive Officer, Chartis Europe Holdings Limited. Mr. Baugh will continue in his role as President and Chief Executive Officer of Chartis Europe Holdings Limited. Mr. Baugh has nearly 30 years of experience at AIG, holding senior positions in New York, London, and Paris.
     Jose A. Hernandez, President and Chief Executive Officer, Far East Holdings K.K. Mr. Hernandez will continue in his role as President and CEO of Chartis Far East Holdings K.K. Mr. Hernandez has more than 17 years of experience at AIG in international senior leadership roles.
     Julio A. Portalatin, President and Chief Executive Officer, Chartis Growth Economies. Mr. Portalatin will continue in his role as President and Chief Executive Officer of Growth Economies (formerly Emerging Markets), now expanded to include the Asia Pacific region. Mr. Portalatin has nearly 30 years of experience in the insurance industry and nearly 20 years in senior leadership roles at AIG.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect AIG’s current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Except for AIG’s ongoing obligation to disclose material information as required by federal securities laws, it does not intend to provide an update concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof.
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American International Group, Inc. (AIG) is a leading international insurance organization serving customers in more than 130 countries. AIG companies serve commercial, institutional and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG common stock is listed on the New York Stock Exchange, as well as the stock exchanges in Ireland and Tokyo.
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